UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Matternet, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

355 Ravendale Drive
Mountain View, California 94043

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2026
AT 10:00 A.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Matternet, Inc., a Delaware corporation (the “Company” or “Matternet”). The Special Meeting of Stockholders will be held on            , 2026, at 10:00 a.m., Pacific Time (the “Special Meeting”). The Special Meeting will be convened and held entirely online. You will be able to attend and participate online in the Special Meeting of Stockholders by registering in advance of the meeting at https://meeting.vstocktransfer.com/MATTERNET26, where you will be able to listen to the meeting live, submit questions, and vote.

The Special Meeting is being convened to conduct the following business:

1)      To approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The record date for the Special Meeting is November 6, 2026. Only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof. A list of stockholders of record at the close of business on November 6, 2026 will be available for the 10 days ending the day prior to the Special Meeting to registered stockholders for any legally valid purpose related to the Special Meeting. For access to the stockholder list, please contact us at investors@matternet.com.

The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the Special Meeting:

“FOR” the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5.

Your vote is very important. Whether or not you attend the Special Meeting (by registering in advance of the meeting at https://meeting.vstocktransfer.com/MATTERNET26), it is important that your shares be represented. We encourage you to read the accompanying Proxy Statement and submit your proxy on the internet or by mail in accordance with the instructions in these proxy materials. Please review the instructions on the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. If you receive more than one full set of proxy materials, your shares are either registered in more than one name or held in different accounts. Please vote the shares covered by each proxy card. Instructions on how to attend the meeting webcast, ask questions or vote your shares online are provided in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on            , 2026 electronically via webcast. To attend the virtual meeting, please register in advance at https://meeting.vstocktransfer.com/MATTERNET26.

This Proxy Statement is
available free of charge at https://ts.vstocktransfer.com/irhlogin/I-MATTERNET.

On behalf of the Board of Directors, thank you for your participation in this important process.

By Order of the Board of Directors

Andreas Raptopoulos
Chief Executive Officer
Mountain View, California
, 2026

You are cordially invited to attend the Special Meeting by registering in advance at https://meeting.vstocktransfer.com/MATTERNET26. Whether or not you expect to attend the Special Meeting, please vote on the internet or by mail as instructed in your proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy prior to the meeting, you may still attend the meeting online and submit your vote prior to voting being closed. Please note, however, that if you are a beneficial stockholder and hold our stock in the name of a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a Legal Proxy issued in your name from that record holder and send that Legal Proxy, along with a voting document indicating your vote to vote@vstocktransfer.com prior to the meeting taking place.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you this proxy statement and the accompanying proxy card (the “Proxy Materials”) because the board of directors of Matternet (the “Board”), is soliciting your proxy to vote at our Special Meeting of Stockholders to be held on            , 2026 at 10:00 a.m., Pacific Time. The meeting will be held virtually, via a live webcast at https://meeting.vstocktransfer.com/MATTERNET26.

We invite you to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the internet or by mail by following the instructions provided in the Proxy Materials.

As used in the Proxy Materials, “Matternet,” the “Company,” “we” or “us” refer to Matternet, Inc., a Delaware corporation.

Why did I receive a full set of the proxy materials, instead of a notice regarding the Internet availability of proxy materials?

We are using the “Full Set Delivery” method of providing the proxy materials to you. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the proxy materials, as well as providing access to the proxy materials on a publicly accessible website. The proxy materials and the other Special Meeting materials are available on the internet at https://meeting.vstocktransfer.com/MATTERNET26.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on November 6, 2026 (the “Record Date”), will be entitled to vote at the Special Meeting. On the Record Date, there were            shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on November 6, 2026, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC., then you are a stockholder of record. The Proxy Materials will be sent to you by mail and via the internet directly by us. As a stockholder of record, you may vote online during the live webcast of the meeting by clicking the “Resources” button on your screen during the virtual meeting and following the link; your VStock Proxy Card with Control Number is required to vote, or vote by proxy. Whether or not you plan to attend the Special Meeting online, we urge you to vote on the internet or by mail as instructed in the Proxy Materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting online, as instructed in this Proxy Statement. However, since you are not the stockholder of record, you may not vote your shares online during the Special Meeting unless you request and obtain a valid Legal Proxy issued in your name and send that Legal Proxy, along with a voting document indicating your vote to vote@vstocktransfer.com prior to the meeting taking place.

What am I voting on?

There is one matter scheduled for a vote:

Proposal 1:    To approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How are proxy materials distributed?

We are mailing the Proxy Materials to our stockholders of record and beneficial owners as of November 6, 2026. Stockholders will also have the ability to access the Proxy Materials on the internet at https://ts.vstocktransfer.com/irhlogin/I-MATTERNET.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual or special meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to the next annual or special meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

How do I vote?

For Proposal 1, you may vote “For,” “Against” or “Abstain.”

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of November 6, 2026, you may authorize that your shares be voted at the Special Meeting in one of the following ways:

1.      To vote online during the Special Meeting, you may vote in person virtually by attending the meeting by registering in advance at https://meeting.vstocktransfer.com/MATTERNET26. To attend the Special Meeting and vote your shares, you can click on the “Resources” button during the Meeting and follow the URL to vote. The control number located on your proxy card is required to vote.

2.      To vote online prior to the Special Meeting, follow the instructions provided in the Proxy Materials.

3.      To vote by mail prior to the Special Meeting, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Special Meeting. If you want to vote in person virtually at the Special Meeting, you can register in advance at https://meeting.vstocktransfer.com/MATTERNET26. You will be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Special Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of November 6, 2026.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, online or by proxy duly authorized, of the holders of one-third of the voting power of the outstanding shares of stock entitled to vote will constitute a quorum. On November 6, 2026, there were            shares of common stock outstanding and entitled to vote.

Your shares will be counted toward the quorum if you submit a valid proxy or vote online at the Special Meeting. Abstentions and broker non-votes will also be counted toward the quorum requirement. If there is no quorum, the chairman of the Special Meeting or a majority of the votes cast at the Special Meeting may adjourn the Special Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

Proposal 1:    “For” the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 1 (the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5) is considered “routine” under applicable rules. In the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will count:

With respect to Proposal 1, “For,” “Against” and “Abstain” votes.

Abstentions are not treated as votes cast and, therefore, will have no effect.

Who will serve as inspector of elections?

A representative of VStock Transfer LLC will serve as the inspector of elections.

How many votes are needed to approve each proposal?

For Proposal 1:    The affirmative vote of the holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Proxy Materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Proxy Materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one full set of proxy materials, your shares may be registered in more than one name or are registered in different accounts. Please vote by proxy according to each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. If you are a holder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by delivering written notice of revocation to our Secretary, by submitting a subsequently dated proxy by mail or the internet in the manner described above under “How do I vote,” or by attending the Special Meeting and voting in person virtually. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. Your most current proxy card or internet proxy is the one that is counted.

If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting in person virtually.

How do I attend the virtual/online Special Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on November 6, 2026, the Record Date, may attend and participate in the Special Meeting, including voting and asking questions during the virtual Special Meeting. You will not be able to attend the Special Meeting physically in person.

In order to attend the Special Meeting, you must register in advance at https://meeting.vstocktransfer.com/MATTERNET26. Upon registering, you will receive access to attend and participate at the Special Meeting, to vote and to submit questions during the Special Meeting.

On the day of the Special Meeting,            , 2026, stockholders may begin to log in to the virtual-only Special Meeting 15 minutes prior to the Special Meeting. The Special Meeting will begin promptly at 10:00 a.m. Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties voting or submitting questions, you may call Zoom the technical support.

Submitting questions at the virtual Special Meeting.    Our virtual Special Meeting will allow stockholders to submit questions during the Special Meeting. During a designated question and answer period at the Special Meeting, we will respond to appropriate questions submitted by stockholders. We may answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Special Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Special Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. To ask a Question during the meeting, please use the “Q&A” button on your screen.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of our Proxy Statement, unless one or more of these stockholders notifies us that they wish to receive individual copies of such documents. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate sets of proxy materials, please notify your broker. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers. If you wish to receive a separate copy of the Proxy Materials, please direct your written request to our Secretary, care of Matternet, Inc., at 355 Ravendale Drive, Mountain View, California, 94043 or contact our Secretary at (650) 260-2727. Upon written request to us, we will promptly deliver a separate copy of the Proxy Materials, to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the Proxy Materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced during the live webcast of the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Description of the Proposed Reverse Stock Split

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our certificate of incorporation, to effect a reverse split of the issued and outstanding shares of the common stock at a ratio of one for two (the “Reverse Stock Split”). The form of proposed amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the certificate of incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by either 1-for-1.5, 1-for-2, or 1-for-2.5, but will not increase the par value of the common stock, and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving Proposal 1 and the Reverse Stock Split, stockholders will approve the amendment to our certificate of incorporation pursuant to which each (i) one and a half (1.5), (ii) two (2), or (iii) two and a half (2.5) outstanding shares, would be combined into one share of common stock and authorize our Board to file one certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the certificate of incorporation.

Nasdaq Initial Listing

Our common stock is eligible for trading on the OTCQB under the symbol “MTTN.” To list our common stock on the Nasdaq Capital Market, we must satisfy various initial listing standards established by The Nasdaq Stock Market, LLC (“Nasdaq”). If we are unable to meet the Nasdaq requirements, our common stock will not be eligible for listing.

Among other things, we are required to comply with the initial listing requirements of the Nasdaq Capital Market, including that the common stock have a minimum price of $4.00 per share on the Nasdaq Capital Market (the “Nasdaq Minimum Listing Requirement”). Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split of either 1-for-1.5, 1-for-2 or 1-for-2.5, to allow us to meet and maintain the Nasdaq Minimum Listing Requirement.

We believe that the listing of our common stock on the Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock continued to trade on the OTCQB. Such alternative markets are generally considered to be less efficient than, and not as broad as the Nasdaq Capital Market. Among other factors, trading on the Nasdaq Capital Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq Capital Market listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Capital Market as compared with the OTCQB.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock, and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Matternet, except to the extent of rounding of fractional shares. After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at the following exchange ratios, based on the            shares of common stock outstanding as of November 6, 2026.

	After Reverse Stock Split
Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding	Authorized Shares of Common Stock
None		500,000,000
1:1.5		500,000,000
1:2		500,000,000
1:2.5		500,000,000

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, that same stockholder would own:

Ratio of Reverse Stock Split	Shares of Common Stock Held
None	10,000
1:1.5	6,667
1:2	5,000
1:2.5	4,000

We are currently authorized to issue up to 500,000,000 shares of common stock under the certificate of incorporation. The Reverse Stock Split will have no effect on the total number of shares of common stock we are authorized to issue under the certificate of incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We may use the additional authorized and unissued shares of common stock resulting from the Reverse Stock Split to issue additional shares of common stock from time to time in equity financings, under our equity compensation plans or in connection with other matters. The Board currently has no plans, arrangements or understandings regarding the issuance of such additional authorized and unissued shares of common stock.

As of the Record Date, there were no issued or outstanding shares of our preferred stock and no outstanding options or warrants to purchase shares of our preferred stock. The Reverse Stock Split will not impact the number of authorized or outstanding shares of our preferred stock.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, one full share of common stock will be issued in lieu of the issuance of any such fractional share. As all of our stockholders hold their shares of common stock in book-entry form, there will be no exchange of stock certificates.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 1, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

1.      Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

2.      Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will meet the initial listing requirements of the Nasdaq Capital Market.

3.      A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

4.      Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Matternet with another company), Proposal 1 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of Matternet.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of Matternet and our stockholders and we file the amendment to our certificate of incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, and judicial authorities and administrative rulings and practices, each as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in Section 1221 of the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local, or non-U.S. tax laws or under U.S. federal gift, estate, excise or other non-income tax laws, or the application of any minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants (including pre-funded warrants) or other rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other integrated or risk reduction transaction, persons deemed to sell common stock under the constructive sale provisions of the Code, persons whose common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock who are not U.S. Holders (as defined below), holders of common stock who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of common stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME OR NON-INCOME TAX LAW OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. Because any rounding up of fractional shares to the next full share that may apply to a U.S. Holder will be solely to spare us the expense and inconvenience of issuing fractional shares, we intend to treat such rounding up as not representing separately bargained for consideration paid to a U.S. Holder. The U.S. federal income tax consequences of such rounding up, however, are not clear, and a U.S. Holder that receives one full share of common stock in lieu of a fractional share of common stock may recognize income or gain in an amount not to exceed the excess of the fair market value of such full share over the fair market value of such fractional share to which such U.S. Holder was otherwise entitled. If the Reverse Stock Split qualifies as a recapitalization, a U.S. Holder generally should not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock surrendered, and such U.S. Holder’s holding period in the shares of common stock received should include the holding period in its pre-Reverse Stock Split shares of common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices, as well as the possible tax consequences of receiving one full share of common stock in lieu of a fractional share of common stock in the Reverse Stock Split.

No gain or loss should be recognized by the Company as a result of the proposed Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND ANY TAX TREATY.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the majority of votes cast is required to adopt and approve the amendment to our certificate of incorporation to effect the Reverse Stock Split. The holders of common stock have the right to cast one vote per share of common stock on this proposal. Abstentions are not treated as votes cast and, therefore, will have no effect. We expect that this proposal will be a discretionary proposal considered “routine” and thus will not result in any broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2026, by:

•        each of our named executive officers;

•        each of our directors;

•        all of our current directors and executive officers as a group; and

•        each person, or group of affiliated persons, who beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 48,327,455 shares of common stock outstanding as of September 30, 2026. Shares of common stock that a person has the right to acquire within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Matternet, Inc., 355 Ravendale Drive, Mountain View, CA 94043.

	Beneficial Ownership
Name	Shares	Percentage (%)
5% Stockholders:
Andreas Raptopoulos(1)	8,113,196	16.1
Mark Tompkins(2)	4,729,165	9.6
5G Ventures S.A.(3)	3,783,828	7.8
Entities affiliated with CerraCap(4)	2,473,202	5.1
Directors and Named Executive Officers:
Alexander Norman-Elvenich(5)	420,357	*
Jason Secore(6)	709,132	1.4
Ian Jacobs(7)	475,000	*
Chris Dawson(8)	382,127	*
Sanjay Kotte(9)	62,403	*
Laurence J. Marton, M.D.(10)	523,788	1.1
Saurabh Ranjan(4)	2,473,202	5.1
Sanjay Shah(11)	31,250	*
Directors and executive officers as a group (7 persons)(12)	12,006,323	23.1

____________

*        Less than 1%.

(1)      Includes (i) 5,928,335 shares of common stock and (ii) 2,184,861 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(2)      Includes (i) 3,877,082 shares and 852,083 shares issuable upon exercise of a warrant. The address of Mr. Tompkins is App 1, Via Guidino 23, 6900 Lugano-Paradiso, Switzerland.

(3)      Includes (i) 3,603,214 shares of common stock and (ii) 180,614 shares issuable upon exercise of a warrant held by 5G Ventures S.A. in its capacity as Manager of and representing Phaistos Investment Fund. The address of 5G is 83 Marathonodromou Street, 15125 Marousi, Greece.

(4)     Includes (i) 415,245 shares held by Cerracap Growth Fund I LP, (ii) 787,091 shares held by Cerracap II, LP, (iii) 369,235 shares held by Cerracap International Investments SPC, (iv) 784,965 shares held by Cerracap Ventures Matternet LLC ((i) – (iv) collectively, “Cerracap”) (v) 58,333 shares purchased by Cerracap Growth Fund I LP in a private placement and (vi) 58,333 shares purchased by Cerracap II, LP in a private placement. Saurabh Ranjan is a Managing Partner of Cerracap and may be deemed to have shared voting and dispositive power with respect to the shares held by Cerracap and as a result may be deemed to have beneficial ownership of such shares. The address for Cerracap is 650 Town Center Drive, Suite # 1870, Costa Mesa, CA 92626.

(5)      Includes 420,357 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(6)      Includes (i) 105,682 shares of common stock and (ii) 603,450 shares underlying options that have vested as of September 30, 2026.

(7)      Includes (i) 400,000 shares and 75,000 shares issuable upon exercise of a warrant.

(8)      Includes 382,127 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(9)      Includes 62,403 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(10)    Includes (i) 52,003 shares of common stock and (ii) 471,785 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(11)    Includes 31,250 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

(12)    Includes (i) 8,453,540 shares of common stock and (ii) 3,552,783 shares underlying options that have vested as of September 30, 2026 or will vest within 60 days of such date.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Matternet, Inc. stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or contact Matternet, Inc. Direct your written request to our Secretary, care of Matternet, Inc., at 355 Ravendale Drive, Mountain View, California, 94043 or contact our Secretary at (650) 260-2727. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Andreas Raptopoulos
Chief Executive Officer
Mountain View, California
, 2026

APPENDIX A

Form of Certificate of Amendment
of the Amended and Restated Certificate of Incorporation
of Matternet, Inc.

Matternet, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

First: The name of this corporation is Matternet, Inc. (the “Company”).

Second: The date of filing of the original Certificate of Incorporation of this Company with the Secretary of State of the State of Delaware was June 2, 2025 and the date of filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware was May 22, 2026.

Third: Section 4.1 of the Company’s Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

“Section 4.1. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 510,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Effective upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [one and a half (1.5) ][two (2)][two and a half (2.5)]1 shares of Common Stock issued immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, who would otherwise be entitled to a fractional share of Common Stock, following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such stockholder), shall be entitled to one (1) full share of Common Stock for such fractional share of Common Stock.”

Fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth: This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on            , 2026.

____________

1        The board of directors of the Company (the “Board”) adopted a resolution approving three separate amendments to the Amended and Restated Certificate of Incorporation, of the Company. These amendments approve the combination of (i) one and a half (1.5), (ii) two (2), and (ii) two and a half (2.5) outstanding shares of Common Stock into one (1) share of Common Stock. By approving Proposal No. 1, you are approving each of the three amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Company and its stockholders. The other two proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to effect any reverse split in which case all three proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

A-1

In Witness Whereof, Matternet, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this            day of            , 2026.

MATTERNET, INC.
By:
Andreas Raptopoulos
Chief Executive Officer

A-2

PRELIMINARY COPY - SUBJECT TO COMPLETION VOTE ON INTERNET Go to https://ts.vstocktransfer.com/pxlogin and log on using the below control number. Voting will be open until 11:59 p.m., Eastern Time, 2026. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and * SPECIMEN * return it in the envelope we have provided. 1 MAIN STREET ANYWHERE PA 99999-9999 ATTEND THE VIRTUAL MEETING If you would like to attend the Special Meeting, to be held virtually on , 2026 at 10:00 a.m. Pacific Time, please register via the URL below: https://meeting.vstocktransfer.com/MATTERNET26 Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Special Meeting of Stockholders - Matternet, Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. FOR AGAINST ABSTAIN 1. To approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio of either 1-for-1.5, 1-for-2 or 1-for-2.5. Note: To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address SPECIMEN AC:ACCT9999 90.00

PRELIMINARY COPY - SUBJECT TO COMPLETION MATTERNET, INC. SPECIAL MEETING OF STOCKHOLDERS , 2026 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2026 The Proxy Statement and the Proxy Card are available online at: https://ts.vstocktransfer.com/irhlogin/I-MATTERNET To Register for the Virtual Meeting, Please Visit: https://meeting.vstocktransfer.com/MATTERNET26 DETACH PROXY CARD HERE TO VOTE BY MAIL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Andreas Raptopoulos and Sophia Walter, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MATTERNET, INC. that the stockholder(s) is/ are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM PT, on , 2026, virtually by registering at https://meeting.vstocktransfer.com/MATTERNET26 and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such matter as may properly come before such Special Meeting of Stockholders and any adjournment or postponement thereof. This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is indicated with respect to the proposals on the reverse, this proxy will be voted in accordance with the recommendations of the Board of Directors of the Company. Electronic Delivery of Future Proxy Materials: If you would like to reduce the costs incurred by Matternet, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future mailings. Email Address PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE (Continued and To be Signed on Reverse Side)